Exhibit 10.7

DISPUTE RESOLUTION AGREEMENT

Entered into as of April 13, 2005

among

UNITED CHILE, INC.,

UNITED CHILE VENTURES INC.,

VTR GLOBALCOM S.A.,

LIBERTY COMUNICACIONES DE CHILE UNO LTDA.,

and

CRISTALERÍAS DE CHILE S.A.

i

DISPUTE RESOLUTION AGREEMENT

This Dispute Resolution Agreement is entered into as of April 13, 2005, by and among

UNITED CHILE, INC., a corporation duly incorporated and validly existing under the Laws of the State of Colorado, U.S.A., with domicile at 4643 South Ulster Street, Suite 1300, Denver, CO 80237, U.S.A. (“United Chile”);

UNITED CHILE VENTURES INC., a corporation duly incorporated and validly existing under the Laws of the Cayman Islands, with domicile at 4643 South Ulster Street, Suite 1300, Denver, CO 80237, U.S.A. (“United Chile Ventures”);

VTR GLOBALCOM S.A., a sociedad anónima duly organized and validly existing under the Laws of Chile, with domicile at Reyes Lavalle 3340, 9th Floor, Las Condes, Santiago, Chile (“VTR”);

LIBERTY COMUNICACIONES DE CHILE UNO LTDA., a sociedad de responsabilidad limitada duly organized and validly existing under the laws of Chile (“Uno”), with domicile at Isidora Goyenechea 3120, Third Floor, Las Condes, Santiago, Chile;

CRISTALERÍAS DE CHILE S.A., a sociedad anónima duly organized and validly existing under the Laws of Chile, with domicile at Hendaya 60, Suite 201, Las Condes, Santiago, Chile (“CCC”); and

CRISTALCHILE INVERSIONES S.A., a sociedad anónima duly organized and validly existing under the Laws of Chile, with domicile at Hendaya 60, Suite 201, Las Condes, Santiago, Chile (“CCInversiones”).

United Chile, United Chile Ventures, VTR, Uno, CCC, and CCInversiones are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”  Capitalized terms used and not otherwise defined in this Agreement have the respective meanings ascribed thereto in Article I.

RECITALS

A.            Uno owns (a) shares representing 50% of the outstanding share capital of Metrópolis-Intercom S.A., a Chilean sociedad anónima (“Metrópolis”), (b) one share of Proser S.A., a Chilean sociedad anónima (“Proser”), and (c) the Metrópolis/Uno Shareholder Debt.

B.            CCC owns (a) shares representing 50% of the outstanding share capital of Metrópolis, (b) one share of Proser, and (c) indirectly through a wholly owned Subsidiary, the Metrópolis/CCC Shareholder Debt.

C.            Metrópolis owns the remaining share capital of Proser.

D.            Simultaneously with the execution and delivery of this Agreement by the Parties, (a) CCC, Uno, and VTR are entering into a Purchase and Contribution Agreement, dated as of the date hereof (including the Exhibits, Disclosure Schedules (but not the Metrópolis Disclosure Bundle), and other Schedules attached thereto, the “Purchase and Contribution Agreement”), pursuant to which (i) Uno is selling to VTR, and VTR is purchasing from Uno, all but one share of the issued and outstanding share capital of Metrópolis that is owned by Uno, in consideration for, among other things, a deferred purchase price obligation; (ii) Uno is transferring to VTR Net S.A. the remaining share of Metrópolis and the single share of Proser that are owned by Uno; (iii) Uno is selling to VTR the Metrópolis/Uno Shareholder Debt pursuant to the Uno Debt DPPO; (iv) CCC is contributing to VTR all of the issued and outstanding share capital of Metrópolis that is owned by CCC in consideration for, among other things, newly issued shares of VTR Stock representing 20% of the outstanding share capital of VTR after such issuance; (v) CCC is transferring to Metrópolis the single share of Proser that is owned by CCC; and (vi) CCC is causing CCInversiones to sell to VTR the Metrópolis/CCC Shareholder Debt pursuant to the CCC Debt DPPO; and (b) United Chile, United Chile Ventures, CCC, and VTR are entering into a Shareholders Agreement, dated as of the date hereof (including the Exhibits and Schedules attached thereto, the “Shareholders Agreement”).

E.             The Parties desire to enter into this Agreement to establish certain rights, responsibilities, and obligations by and among themselves related to the resolution of Disputes arising out of or related to any of the Chilean Transaction Documents (as defined below).

AGREEMENT

In consideration of the mutual promises, covenants, and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

For purposes of this Agreement, the following terms will have the following meanings:

Agreement:  This Dispute Resolution Agreement (including the Exhibits attached hereto).

Business Day:  Any day other than Saturday, Sunday, and a day on which banks in Denver, Colorado, U.S.A. or Santiago, Chile are required or permitted to close.

CAM Santiago:  As defined in Section 3.1(a).

CAM Santiago’s List:  As defined in Section 3.1(c).

CCC:  As defined in the preamble.

CCC Debt DPPO:  As defined in the Purchase and Contribution Agreement.

CCInversiones:  As defined in the preamble.

Chile:  The Republic of Chile.

Chilean Transaction Documents:  This Agreement, the Purchase and Contribution Agreement, the Shareholders Agreement, the CCC Subscription and Transfer Agreement (as defined in the Purchase and Contribution Agreement), the Uno Transfer Agreement (as defined in the Purchase and Contribution Agreement), the CCC Debt DPPO, and the Uno Debt DPPO.

Contract:  Any note, bond, indenture, debenture, security agreement, trust agreement, mortgage, lease, contract, license, franchise, permit, guaranty, joint venture agreement, or other agreement, instrument, commitment, or obligation, whether oral or written.

Dispute:  As defined in Section 3.1(a).

Entity:  Any sociedad anónima, sociedad de responsabilidad limitada, corporation, general or limited partnership, limited liability company, joint venture, trust, association, unincorporated entity of any kind, or Governmental Authority.

Governing Documents:  The estatutos sociales, escritura de constitución social, articles or certificate of incorporation or association, general or limited partnership agreement, limited liability company or operating agreement, bylaws, or other governing documents of any Entity.

Governmental Authority:  Any Chilean national, regional, or local, or any foreign, court, governmental department, commission, authority, board, bureau, agency, official, or other instrumentality.

Joinder Notice:  As defined in Section 3.2(a).

Joining Party:  As defined in Section 3.2(a).

Judgment:  Any judgment, writ, order, decree, injunction, award, restraining order, or ruling of or by any court, judge, justice, arbitrator, or magistrate, including any bankruptcy court or judge, and any writ, order, decree, or ruling of or by any Governmental Authority.

Law:  Any Chilean national, regional, or local, or any foreign, statute, code, ordinance, rule, regulation, Judgment, regulatory agreement with a Governmental Authority, or general principle of common or civil law or equity.

Licenses:  All franchises, concessions, licenses, permits, authorizations, certificates, variances, exemptions, consents, leases, rights of way, easements, instruments, orders, and approvals issued by or pending with any Governmental Authority.

List of Party Arbitrators:  As defined in Section 3.1(c).

List of Third Arbitrators:  As defined in Section 3.1(c).

Metrópolis:  As defined in the recitals.

Metrópolis/CCC Shareholder Debt:  As defined in the Purchase and Contribution Agreement.

Metrópolis/Uno Shareholder Debt:  As defined in the Purchase and Contribution Agreement.

Party or Parties:  As defined in the preamble.

Pending Arbitration:  As defined in Section 3.2(a).

Person:  Any natural person or Entity.

Proser:  As defined in the recitals.

Purchase and Contribution Agreement:  As defined in the recitals.

Rules:  As defined in Section 3.1(a).

Shareholders Agreement:  As defined in the recitals.

Subsidiary:  With respect to any Person:

(a)           a corporation a majority in voting power of whose share capital with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person,

(b)           a partnership or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, (i) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (ii) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company, or

(c)           any Entity (other than a corporation, partnership, or limited liability company) in which such Person, a Subsidiary of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (i) the power to elect or direct the election of a majority of the members of the governing body of such Person or (ii) in the absence of such a governing body, at least a majority ownership interest.

Third Anniversary:  As defined in Section 3.1(c).

UGC/LMI Merger Agreement:  The Agreement and Plan of Merger, dated as of January 17, 2005, by and among New Cheetah, Inc., a Delaware corporation, Liberty Media International, Inc., a Delaware corporation, UnitedGlobalCom, Inc., a Delaware corporation, Cheetah Acquisition Corp., a Delaware corporation, and Tiger Global Acquisition Corp., a Delaware corporation.

United Chile:  As defined in the preamble.

United Chile Ventures:  As defined in the preamble.

United Parties:  United Chile, United Chile Ventures, VTR, and, upon and after the consummation of the transactions contemplated by the UGC/LMI Merger Agreement or if it otherwise becomes a Subsidiary of UGC, Uno.

Uno:  As defined in the preamble.

Uno Debt DPPO:  As defined in the Purchase and Contribution Agreement.

VTR:  As defined in the preamble.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Each Party hereby represents and warrants with respect to itself to the other Parties as follows:

Section 2.1             Organization; Power and Authority.

(a)           Organization.  It is duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization.

(b)           Power and Authority.  It has all requisite power and authority to enter into and perform its obligations under this Agreement; and its execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all requisite action.

Section 2.2             Validity.  This Agreement has been duly executed and delivered by it, and, assuming the due execution and delivery by each other Party, this Agreement constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium, or similar Laws affecting creditors’ rights generally.

Section 2.3             Required Consents.  It has obtained all authorizations, permits, approvals, waivers, or consents of, delivered all notices to, and made all registrations, declarations, applications, or filings with, any Persons required in connection with its execution and delivery of, and its performance of its obligations under, this Agreement, except as would not, individually or in the aggregate, materially adversely affect its ability to perform its obligations hereunder.

Section 2.4             No Conflicts.  Its execution and delivery hereof, and its performance of its obligations hereunder, do not (a) violate or conflict with any provision of its Governing Documents, (b) violate any of the terms, conditions, or provisions of any Law or License to which it is subject or by which it or any of its assets is bound, except that no representation is made with respect to any Law of any foreign jurisdiction in which it does not, directly or through a Subsidiary, own assets or engage in business, or (c) violate, breach, or (with or without the giving of notice or lapse of time or both) constitute a default (or give rise to any right of termination, cancellation, acceleration, repurchase, prepayment, repayment, or increased payments) under, or give rise to or accelerate any material obligation (including any obligation to, or to offer to, repurchase, prepay, repay, or make increased payments), or result in the loss or modification of any material benefit under, or pursuant to, any Contract to which it is a party or by which it or any of its assets is bound, except in each case as would not, individually or in the aggregate, materially adversely affect its ability to perform its obligations hereunder.

ARTICLE III
DISPUTE RESOLUTION

Section 3.1             Dispute Resolution.

(a)           Any controversy, claim, or dispute between or among two or more Parties (but not including any dispute with respect to which all of the parties thereto are United Parties) that arises out of or relates to any Chilean Transaction Document to which such Parties are party, including any claim or controversy relating to the interpretation, breach, termination, or invalidity of any provision thereof (a “Dispute”), and that is not otherwise settled by agreement between such Parties, will be exclusively and finally settled by binding arbitration under the Rules of Arbitration (the “Rules”) of the Arbitration and Mediation Center of the Santiago Chamber of Commerce (“CAM Santiago”) in effect on the date of this Agreement, except to the extent the Rules conflict with the provisions of this Section 3.1, in which event the provisions of this Section 3.1 will control.  The Parties specifically agree that any legal action, including the filing of any precautionary actions (medidas precautorias) or pre-judicial actions (medidas prejudiciales) will be recognized and resolved by the arbitral tribunal appointed in accordance with this Section 3.1, provided, however, that, at any time before an arbitral tribunal is effectively in place, any Party may file precautionary actions (medidas precautorias) or pre-judicial actions (medidas prejudiciales) before a court of competent jurisdiction to the extent necessary to preserve the status quo pending the final outcome of an arbitration proceeding under this Section 3.1.

(b)           The arbitration will be commenced when any Party to the Dispute in question files with CAM Santiago a written Request for Arbitration (Solicitud de Arbitraje), as provided in the CAM Santiago Arbitration Guide (Guía de Arbitraje) then in effect, with a copy to all other Parties, including any Party who is not named as a respondent in the arbitration; provided, however, that no such Party will be required to commence an arbitration proceeding in lieu of settlement of such Dispute by agreement.  Notwithstanding any provision to the contrary in the Rules, the official language of the arbitration will be English but (i) any Party may elect to submit documents or other information to the arbitral tribunal in English or Spanish, (ii) any witness whose native language is not English may elect to give testimony in English or in Spanish, with simultaneous translation into English if such testimony is given in Spanish, and (iii) the arbitral tribunal must communicate awards, orders, and other written communications to the parties to the arbitration in both English and Spanish.  If simultaneous translation is so made, the translator will be appointed by the arbitral tribunal.  Each Party may also hire a translator at the Party’s own expense, and may participate in the examination and cross-examination of witnesses at any hearing.  Each Party will bear its own costs and expenses in connection with such arbitration, unless the arbitral tribunal determines otherwise.

(c)           The arbitration must be conducted before three arbitrators, each of whom (regardless of how or by whom appointed, and whether selected from the List of Party Arbitrators or CAM Santiago’s List) must be (1) a lawyer, (2) fluent in English and Spanish, and (3) experienced in arbitrating international commercial disputes.  Within 30 days after the filing of the Request for Arbitration, the arbitrators will be selected in accordance with the following sentences of this Section 3.1(c).  Each Party that is a party to the Dispute (for which purpose all United Parties will be counted as a single Party) will select one arbitrator (i) from among the members on the list attached hereto as Exhibit A (the “List of Party Arbitrators”) if the arbitration is commenced on or before the third anniversary of date hereof (the “Third Anniversary”), or (ii) from among the members on CAM Santiago’s list of arbitrators (“CAM Santiago’s List”) if (A) the arbitration is commenced on or before the Third Anniversary but none of the arbitrators selected by such Party from the List of Party Arbitrators is willing to act as such Party’s arbitrator in connection with such Dispute or (B) the arbitration is commenced after the Third Anniversary.  If any such Party fails to appoint one arbitrator during such 30-day period, then the other of such Parties may deliver a written notice to CAM Santiago, requesting CAM Santiago to select such arbitrator from among the members on the List of Party Arbitrators (if the arbitration is commenced on or before the Third Anniversary) or from among the members on CAM Santiago’s List (if the arbitration is commenced on or before the Third Anniversary but none of the arbitrators selected by CAM Santiago from the List of Party Arbitrators is willing to act as such arbitrator in connection with such Dispute or the arbitration is commenced after the Third Anniversary), in either case in accordance with this Section 3.1(c) and the Rules.  The first two arbitrators selected by the Parties in accordance with the preceding sentences of this Section 3.1(c) will then select the third arbitrator (and will designate such third arbitrator the chair of the arbitral tribunal) (y) from among the members on the list attached hereto as Exhibit B (the “List of Third Arbitrators”) if the arbitration is commenced on or before the Third Anniversary, or (z) from among the members on CAM Santiago’s List if (A) the arbitration is commenced on or before the Third Anniversary but none of the arbitrators selected by the first two arbitrators from the List of Third Arbitrators is willing to act as the third arbitrator in connection with such Dispute or (B) the arbitration is commenced after the Third Anniversary.  If the first two arbitrators are unable to agree on the third arbitrator within 30 days after the second arbitrator is selected in accordance with the preceding sentences of this Section 3.1(c), then thereafter the first two arbitrators or any Party that is a party to the Dispute may deliver a written notice to CAM Santiago, requesting CAM Santiago to select the third arbitrator from among the members on the List of Third Arbitrators (if the arbitration is commenced on or before the Third Anniversary) or from among the members on CAM Santiago’s List (if the arbitration is commenced on or before the Third Anniversary but none of the arbitrators selected by CAM Santiago from the List of Third Arbitrators is willing to act as such arbitrator in connection with such Dispute or the arbitration is commenced after the Third Anniversary), and requesting CAM Santiago to designate him or her as the chair of the arbitral tribunal, in each case in accordance with this Section 3.1(c) and the Rules.  All arbitrators selected pursuant to this Section 3.1(c), whether by any Party, or by the first two arbitrators selected by the Parties, or by CAM Santiago, will be subject to challenge and rejection by the Parties that are parties to the Dispute for bias or any other grounds for disqualification or recusal recognized under Chilean Law or the Rules.  In addition to the preceding sentence, if the third arbitrator is selected by CAM Santiago (but not by the first two arbitrators selected by the Parties), each Party that is a party to the Dispute will have the right, for any reason or for no reason, to challenge and reject one, but not more than one, third arbitrator so selected by CAM Santiago with respect to such Dispute.  The Parties hereby grant to CAM Santiago an irrevocable special limited power of attorney to enable CAM Santiago, if necessary, to appoint, as applicable, any Party’s arbitrator and any third arbitrator (and to designate such third arbitrator as the chair of the arbitral tribunal), in each case in accordance with the Rules and this Section 3.1(c).

(d)           The arbitration will be seated in the city of Santiago, Chile, or such other place as is unanimously agreed in writing by the parties to the arbitration.  Notwithstanding Article 34 or any other provision of the Rules to the contrary, the arbitrators on the arbitral tribunal will act as árbitros mixtos, and will therefore be free to determine the procedures it will use and follow (as long as the parties to the arbitration are given adequate notice of such procedures); but any Dispute to be resolved by the arbitral tribunal will be resolved in accordance with Chilean Laws, with the exception of the procedural provisions contained in the Rules and in this Agreement, which provisions will be applied.

(e)           The Parties agree that they will use their best commercially reasonable efforts to encourage the arbitral tribunal to enter a final award resolving the Dispute within 180 days from the appointment of the arbitral tribunal, unless it would be impracticable to do so due to the joinder of additional claims pursuant to and in accordance with Section 3.2.  Notwithstanding any provision to the contrary in this Section 3.1, the Parties to any arbitration proceeding under this Section 3.1 may agree at any time to discontinue and terminate such arbitration proceeding.

(f)            Any award of the arbitral tribunal will be final and binding upon the parties to the arbitration proceeding.  Any rights to appeal the arbitral award, or to request any court or tribunal to review the arbitral award for purposes other than enforcement pursuant to the following sentence, are hereby waived to the maximum extent permitted by Law.  The award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found and judgment upon the award may be entered in any court of competent jurisdiction.

Section 3.2             Multiple Disputes.

(a)           At any time up to and including the date that is 60 days after the date all three arbitrators have been selected and the arbitral tribunal is effectively in place, any Party (a “Joining Party”) may join as a party to any pending arbitration commenced hereunder by another Party (a “Pending Arbitration”) by submitting written notice (the “Joinder Notice”) to the other Parties, the arbitral tribunal (if any), and CAM Santiago.  The Joinder Notice must include:  (i) a statement of the Joining Party’s intention to join the Pending Arbitration; and (ii) a statement of any claims (whether related to the Disputes in the Pending Arbitration or to other Disputes) that the Joining Party wishes to assert in the Pending Arbitration.  The arbitral tribunal in the Pending Arbitration must resolve all claims stated in the Joinder Notice, and must otherwise permit the Joining Party to participate in the Pending Arbitration as if the Joining Party had been a party to the Pending Arbitration since the date it was commenced.  Upon receipt of a Joinder Notice, the arbitral tribunal must issue an order to consolidate the claims stated in the Joinder Notice with the other claims in the Pending Arbitration.  If the arbitral tribunal refuses to permit consolidation of the claims stated in a timely-filed Joinder Notice, such refusal will not preclude the Party seeking such consolidation from bringing such claims in a separate arbitration proceeding commenced under Section 3.1.

(b)           If there is a Pending Arbitration commenced under Section 3.1, then until the entry of a final award in the Pending Arbitration, no Party may commence another arbitration under Section 3.1 with respect to any Dispute that is the subject of the Pending Arbitration, although any other Party may join the Pending Arbitration as permitted in Section 3.2(a).  Subject to the first sentence of this Section 3.2(b), if a Dispute arises while there is a Pending Arbitration but after the time for filing a Joinder Notice has expired, a Party may commence a new arbitration with regard to such Dispute.

ARTICLE IV
TERM AND TERMINATION

Section 4.1             Term.  The term of this Agreement will commence upon the date this Agreement is executed and delivered by all of the Parties.

Section 4.2             Termination.  This Agreement will terminate upon the mutual agreement of the Parties.

Section 4.3             Survival.  The provisions of this Agreement will survive the termination of any Chilean Transaction Document to the full extent necessary for their enforcement and the protection of the Party in whose favor they run, and each Party will remain liable for any breach of any Chilean Transaction Document by such Party before such termination.  No termination of a Chilean Transaction Document with respect to all Parties or any Party will affect any obligation or liability of any Party arising before or as a result of circumstances in existence before such termination.

ARTICLE V
MISCELLANEOUS

Section 5.1             Entire Agreement.  This Agreement contains, and is intended as, a complete statement of all of the terms of the agreements between the Parties with respect to the matters provided for herein, and supersedes and discharges any previous agreements and understandings between the Parties with respect to those matters.

Section 5.2             Governing Law.  This Agreement will be governed by and construed in accordance with the Laws of Chile, without regard to principles governing conflicts of law.

Section 5.3             Further Assurances; Compliance with Laws.  Each Party hereby agrees to furnish upon request to the other Parties such further information, to execute and deliver to such other Parties such other documents, and to do such other acts and things, all as such other Parties may reasonably request for the purpose of carrying out the intent and accomplishing the purposes of this Agreement.  The Parties hereby agree that in the performance of their respective obligations under this Agreement, they will comply with all applicable Laws.

Section 5.4             Limitation on Damages.  No Party will be liable for any indirect, special, incidental, or consequential loss or damage, lost profits, loss of use, or lost revenues suffered by the other Party arising from or relating to a Party’s performance, non-performance, breach of or default under a covenant, warranty, representation, term, or condition of this Agreement or any Chilean Transaction Document.  Each Party waives and relinquishes claims for such indirect, special, incidental, or consequential losses or damages, lost profits, loss of use, or lost revenues.  The limitations on liability and damages set forth in this Section 5.4 apply to all causes of action that may be asserted hereunder, whether sounding in breach of contract, breach of warranty, tort, product liability, negligence, or otherwise.

Section 5.5             Headings.  The article and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

Section 5.6             Notices.  All notices and other communications hereunder will be in writing and will be delivered personally, telecopied (if receipt of which is confirmed by the Person to whom sent), sent by internationally recognized overnight delivery service or mailed by registered or certified mail (if return receipt is requested) to the Parties at the following addresses (or to such other Person or address for a Party as specified by such Party by like notice) (notice will be deemed given and received upon receipt, if delivered personally, by overnight delivery service or by telecopy, or on the third Business Day following mailing, if mailed, except that notice of a change of address will not be deemed given until actually received):

(a)           If to United Chile, or United Chile Ventures, to it at:

c/o UnitedGlobalCom, Inc.
4643 South Ulster Street, #1300
Denver, Colorado 80237 U.S.A.
Attention: General Counsel
Telephone: 303 770-4001
Telecopier: 303 220-3117

with a copy to:

Holme Roberts & Owen LLP
1700 Lincoln Street
Suite 4100
Denver, Colorado 80203 U.S.A.
Attention:	W. Dean Salter
Paul G. Thompson
Telephone: 303 861-7000
Telecopier: 303 861-0200

(b)           If to VTR, to it at:

Reyes Lavalle 3340
9th Floor
Las Condes, Santiago
Chile
Attention: Vicepresidente de Asuntos Legales
Telephone: 562 310-1419
Telecopier: 562 310-1561

with copies to:

UnitedGlobalCom, Inc.
4643 South Ulster Street, #1300
Denver, Colorado 80237 U.S.A.
Attention: General Counsel
Telephone: 303 770-4001
Telecopier: 303 220-3117

and to:

Holme Roberts & Owen LLP
1700 Lincoln Street
Suite 4100
Denver, Colorado 80203 U.S.A.
Attention:	W. Dean Salter
Paul G. Thompson
Telephone: 303 861-7000
Telecopier: 303 861-0200

(c)           If to Uno, to it at:

c/o Liberty Media International, Inc.
12300 Liberty Boulevard
Englewood, Colorado 80112 U.S.A.
Attention: Elizabeth M. Markowski
Telephone: 720 875-6209
Telecopier: 720 875-5858

and, prior to the consummation of the transactions contemplated by the UGC/LMI Merger Agreement or if such agreement is terminated without such consummation occurring, with a copy to:

Sherman & Howard L.L.C.
633 Seventeenth Street
Suite 3000
Denver, Colorado 80202
Attention: Amy L. Hirter

Telephone: 303 299-8102
Telecopier: 303 298-0940

and, following the consummation of the transactions contemplated by the UGC/LMI Merger Agreement or if Uno otherwise becomes a Subsidiary of UGC, with a copy to:

Holme Roberts & Owen LLP
1700 Lincoln Street
Suite 4100
Denver, Colorado 80203 U.S.A.
Attention:	W. Dean Salter
Paul G. Thompson
Telephone: 303 861-7000
Telecopier: 303 861-0200

(d)           If to CCC or CCInversiones, to it at:

Hendaya 60
Piso 14, Las Condes
Santiago, Chile
Attention: Juan Antonio Alvarez
Telephone: 562 330-7218
Telecopier: 562 331-5153

with a copy to:

Attention: Baltazar Sánchez
Telephone: 562 441-3702
Telecopier: 562 441-3701

Section 5.7             Severability.  If at any time any covenant or provision contained herein is deemed by a court or other body of competent jurisdiction (including the arbitral tribunal under Section 3.1) to be invalid or unenforceable, such covenant or provision will be considered divisible and such covenant or provision will be deemed immediately amended and reformed to include only such part of such covenant or provision as such court or other body has held to be valid and enforceable; and the Parties agree that such covenant or provision, as so amended and reformed, will be valid and binding as though the invalid or unenforceable portion had not been included herein.

Section 5.8             Amendment; Waiver.  No provision of this Agreement may be amended or modified except by an instrument or instruments in writing signed by the Parties and designated as an amendment or modification; provided, however, that with respect to any particular Dispute, the Parties that are party to such Dispute may amend or modify any provision of this Agreement by an instrument or instruments in writing signed by such Parties and designated as an amendment or modification, as the case may be, but such amendment or modification, as the case may be, will apply only with respect to such Parties with respect to such particular Dispute.  No waiver by any Party of any provision of this Agreement will be valid unless in writing and signed by the Party making such waiver and designated as a waiver; provided, however, that with respect to any particular Dispute, the Parties that are party to such Dispute may waive any provision of this Agreement by an instrument or instruments in writing signed by such Parties and designated as a waiver, but such waiver will apply only with respect to such Parties with respect to such particular Dispute.  No failure or delay by any Party in exercising any right, power, or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof or the exercise of any other right, power, or remedy preclude any further exercise thereof or the exercise of any other right, power, or remedy.  No waiver of any provision hereof will be construed as a waiver of any other provision.

Section 5.9             Assignment and Binding Effect.  No Party may assign any of its rights or delegate any of its duties under this Agreement, except (a) in connection with an assignment of rights or delegation of duties under, pursuant to, and in accordance with any applicable Chilean Transaction Document, and (b) with the assumption by the applicable assignee of the duties of the assignor under this Agreement to the extent of such assignment of rights or delegation of duties under the applicable Chilean Transaction Document.  All of the terms and provisions of this Agreement will be binding on, and will inure to the benefit of, the respective successors and permitted assigns of the Parties.

Section 5.10           No Benefit to Others.  The representations, warranties, covenants, and agreements contained in this Agreement are for the sole benefit of the Parties and their respective successors and permitted assigns, and they will not be construed as conferring and are not intended to confer any rights, remedies, obligations, or liabilities on any other Person, unless such Person is expressly stated to be entitled to any such right, remedy, obligation, or liability.

Section 5.11           Counterparts.  This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.

Section 5.12           Interpretation.

(a)           As used herein, except as otherwise indicated herein or as the context may otherwise require: (i) the words “include,” “includes,” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import; (ii) the words “hereof,” “herein,” “hereunder,” and comparable terms refer to the entirety of this Agreement, including the Exhibits hereto, and not to any particular article, section, or other subdivision hereof or Exhibit hereto; (iii) any pronoun will include the corresponding masculine, feminine, and neuter forms; (iv) the singular includes the plural and vice versa; (v) references to any agreement or other document are to such agreement or document as amended, modified, supplemented, and restated now or hereafter from time to time; (vi) references to any statute or regulation are to it as amended, modified, supplemented, and restated now or hereafter from time to time, and to any corresponding provisions of successor statutes or regulations; (vii) references to “Article,” “Section,” or another subdivision or to an “Exhibit” are to an article, section, or subdivision hereof or an “Exhibit” hereto; and (viii) except as otherwise expressly provided in this Agreement, references to any Person or Entity include such Person’s or Entity’s successors and permitted assigns.

(b)           Any reference herein to a “day” or number of “days” (without the explicit qualification of “Business”) will be deemed to refer to a calendar day or number of calendar days.  If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice may be taken or given on the next succeeding Business Day.

Section 5.13           Rules of Construction.  The Parties agree that they have been represented by counsel during the negotiation, preparation, and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

UNITED CHILE, INC.

By:	/s/ MAURICIO RAMOS
Mauricio Ramos
Its:	Vice President

UNITED CHILE VENTURES INC.

By:	/s/ JOHN P. BABB
John P. Babb
Its:	Vice President

VTR GLOBALCOM S.A.

By:	/s/ RODRIGO CASTILLO MURILLO
Rodrigo Castillo Murillo
Its:	Vice President

LIBERTY COMUNICACIONES DE CHILE UNO LTDA.

By:	/s/ MAX LETELIER BOMCHIL
Max Letelier Bomchil
Its:	Attorney-in-Fact

CRISTALERÍAS DE CHILE S.A.

By:	/s/ BALTAZAR SÁNCHEZ GUZMÁN
Baltazar Sánchez Guzmán
Its:	Director

By:	/s/ CIRILO ELTON GONZÁLEZ
Cirilo Elton González
Its:	General Manager

CRISTALCHILE INVERSIONES S.A.

By:	/s/ BALTAZAR SÁNCHEZ GUZMÁN
Baltazar Sánchez Guzmán
Its:	Officer

By:	/s/ CIRILO ELTON GONZÁLEZ
Cirilo Elton González
Its:	Officer

EXHIBIT A

POTENTIAL PARTY ARBITRATORS

1.     René Abeliuk Manasevich

2.     Miguel Luis Amunátegui Monckeberg

3.     Ignacio Arteaga Echeverría

4.     Jorge Barros Freire

5.     Fernando Barros Tocornal

6.     Antonio Bascuñan Valdés

7.     Blas Bellolio Rodríguez

8.     Luis Bezanilla Mena

9.     José Alberto Bravo Lyon

10.   Fernando Coloma Reyes

11.   Juan Colombo Campbell

12.   Eugenio Cornejo Füller

13.   Vasco Costa Ramírez

14.   Francisco Cumplido Cereceda

15.   Francisco De la Barra Correa

16.   Jaime Del Valle Alliende

17.   José Tomás Errázuriz G.

18.   Gonzalo Eyzaguirre Smart

19.   Juan Feliú Segovia

20.   Olga Feliú Segovia

21.   Luis Simón Figueroa Del Río

22.   Patricio Figueroa Velasco

23.   Juan Eduardo Figueroa Valdés

24.   Arturo Fontaine Aldunate

25.   Raúl García Astaburuaga

26.   Arnaldo Gorziglia Balbi

27.   Roberto Guerrero del Río

28.   José Tomás Guzmán Salcedo

29.   Manuel Guzmán Vial

30.   Luis Oscar Herrera Larraín

31.   Claudio Illanes Ríos

32.   Juan Infante Philippi

33.   Jaime Irarrázabal Covarrubias

34.   Ramón Jara Mujica

35.   Luz María Jordán Astaburuaga

36.   Carlos Eugenio Jorquiera Malschafsky

37.   Raúl Lecaros Zegers

38.   Samuel Lira Ovalle

39.   Jorge López Santa María

40.   Eustaquio Martínez Martínez

41.   Federico Montes Lira

42.   Luis Morand Valdivieso

43.   Eduardo Novoa Aldunate

44.   Raúl Novoa Galán

45.   Laura Novoa Vásquez

46.   Carlos Olivos Marchant

47.   Alberto Orrego Gamboa

48.   Luis Ortiz Quiroga

49.   Miguel Otero Lathrop

50.   Juan Luis Ossa Bulnes

51.   Ricardo Peralta Valenzuela

52.   Orlando Poblete Iturrate

53.   Patricio Prieto Sánchez

54.   Álvaro Rencoret Silva

55.   Carlos Reymond Aldunate

56.   Walter Riesco Salvo

57.   Manuel A. Riveros Izquierdo

58.   Francisco Ruíz-Tagle Decombe

59.   José Luis Santa María Zañartu

60.   Hernán Somerville Senn

61.   Eugenio Silva Bezanilla

62.   Fernando Silva Peake

63.   Beltrán Urenda Salamanca

64.   Carlos Urenda Zegers

65.   Sergio Urrejola Monckeberg

66.   Raúl Varela Morgan

67.   Sebastián Vial Vial

68.   Carlos Villarroel Barrientos

69.   Gabriel Villarroel Barrientos

70.   Arturo Yrarrázaval Covarrubias

71.   Alberto Zaldívar Larraín

EA - 1

EXHIBIT B

POTENTIAL THIRD ARBITRATORS

1.     Jorge Barros Freire

2.     Fernando Barros Tocornal

3.     Luis Bezanilla Mena

4.     Juan Colombo Campbell

5.     Vasco Costa Ramírez

6.     José Tomás Errázuriz G.

7.     Patricio Figueroa Velasco

8.     Arnaldo Gorziglia Balbi

9.     Claudio Illanes Ríos

10.   Juan Infante Philippi

11.   Carlos Eugenio Jorquiera Malschafsky

12.   Samuel Lira Ovalle

13.   Laura Novoa Vásquez

14.   Carlos Olivos Marchant

15.   Ricardo Peralta Valenzuela

16.   Patricio Prieto Sánchez

17.   Sergio Urrejola Monckeberg

18.   Carlos Villarroel Barrientos

19.   Gabriel Villarroel Barrientos

20.   Arturo Yrarrázaval Covarrubias

EB - 1